Exhibit 4(c)





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                             THE VALSPAR CORPORATION

                                6% Notes due 2007



                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 30, 2002

                                       to

                      Indenture Dated as of April 24, 2002


                          BANK ONE TRUST COMPANY, N.A.

                                     Trustee




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


                                TABLE OF CONTENTS


Article I APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF 6% NOTES DUE 2007................................1
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    Section 1.01 Application of this Supplemental Indenture......................................................1
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    Section 1.02 Effect of Supplemental Indenture................................................................2
    ----------------------------------------------
    Section 1.03 Designation and Amount of 2007 Notes............................................................2
    --------------------------------------------------
    Section 1.04 Terms; Form of Security.........................................................................2
    -------------------------------------
    Section 1.05 Payment of Principal and Interest...............................................................3
    -----------------------------------------------
    Section 1.06 Ranking.........................................................................................4
    ---------------------
    Section 1.07 Security Registrar and Paying Agent.............................................................4
    -------------------------------------------------
    Section 1.08 Sinking Fund....................................................................................4
    --------------------------

Article II DEFINITIONS AND INCORPORATION BY REFERENCE............................................................4
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    Section 2.01 Definitions.....................................................................................4
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    Section 2.02 Other Definitions...............................................................................7
    -------------------------------
    Section 2.03 Incorporation by Reference of Trust Indenture Act...............................................7
    ---------------------------------------------------------------

Article III REDEMPTION...........................................................................................7
----------------------

    Section 3.01 Optional Redemption.............................................................................7
    ---------------------------------
    Section 3.02 Notices to Trustee..............................................................................8
    --------------------------------
    Section 3.03 Selection of 2007 Notes To Be Redeemed..........................................................8
    ----------------------------------------------------
    Section 3.04 Notice of Redemption............................................................................8
    ----------------------------------
    Section 3.05 Effect of Notice of Redemption..................................................................9
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    Section 3.06 Deposit of Redemption Price.....................................................................9
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    Section 3.07 2007 Notes Redeemed in Part....................................................................10
    -----------------------------------------

Article IV REMEDIES.............................................................................................10
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    Section 4.01 Events of Default..............................................................................10
    -------------------------------

Article V COVENANTS.............................................................................................10
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    Section 5.01 Limitation on Liens............................................................................10
    ---------------------------------
    Section 5.02 Limitation on Sale and Leaseback Transactions..................................................11
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Article VI MISCELLANEOUS........................................................................................12
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    Section 6.01 Issuance of Additional Notes...................................................................12
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    Section 6.02 Trust Indenture Act Controls...................................................................12
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    Section 6.03 Notices........................................................................................13
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    Section 6.04 When 2007 Notes Disregarded....................................................................13
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    Section 6.05 Rules by Trustee, Paying Agent and Security Registrar..........................................14
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    Section 6.06 Payment on Business Days.......................................................................14
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    Section 6.07 Governing Law..................................................................................14
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                                       i


    Section 6.08 No Personal Liability of Directors, etc........................................................14
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    Section 6.09 Successors.....................................................................................14
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    Section 6.10 Multiple Originals.............................................................................14
    --------------------------------
    Section 6.11 Table of Contents; Headings....................................................................14
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    Section 6.12 Not Responsible for Recitals or Issuance of 2007 Notes.........................................15
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    Section 6.13 Adoption, Ratification and Confirmation........................................................15
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

         This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of April 30, 2002, to the Indenture (the "Existing Indenture") dated as of April 24, 2002, between THE VALSPAR CORPORATION, a Delaware corporation (the "Company"), and BANK ONE TRUST COMPANY, N.A., as Trustee (the "Trustee") (the Existing Indenture as supplemented by this Supplemental Indenture, the "Indenture").

                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Existing Indenture to provide for the issuance of the Company's debt securities in one or more series;

         WHEREAS, Sections 201, 301 and 901 of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of notes and to add to the covenants of the Company for the benefit of the Holders of each series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series);

         WHEREAS, the Company desires to provide for the issuance of new series of debt securities to be designated as the 6% Notes due 2007 (the "2007 Notes"), and to set forth the terms that will be applicable thereto; and

         WHEREAS, all action on the part of the Company necessary to make this Supplemental Indenture a valid agreement of the Company and to authorize the issuance of the 2007 Notes under the Indenture (as supplemented hereby) has been duly taken;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                      APPLICATION OF SUPPLEMENTAL INDENTURE
                        AND CREATION OF 6% NOTES DUE 2007

Section 1.01 Application of this Supplemental Indenture.

         Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants and Events of Default set forth herein, are expressly and solely for the benefit of the 2007 Notes. The 2007 Notes constitute a series of notes as provided in Section 301 of the Existing Indenture.

Section 1.02 Effect of Supplemental Indenture.

         With respect to the 2007 Notes only, the Existing Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the 2007 Notes as set forth in this Supplemental Indenture, including as follows:

         (a) The definitions set forth in Article One of the Existing Indenture shall be modified to the extent provided in Articles I and II of this Supplemental Indenture;
         (b) The forms and terms of the securities representing the 2007 Notes required to be established pursuant to Sections 201 and 301 of the Existing Indenture shall be established in accordance with Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;
         (c) Section 501(1) of the Existing Indenture regarding a certain event of default is deleted as contemplated by Section 301(12) of the Existing Indenture and replaced in its entirety by Section 4.01(a) of this Supplemental Indenture.
         (d) The provisions of Article Ten of the Existing Indenture regarding certain covenants of the Company shall be supplemented and amended by the provisions of Article V of this Supplemental Indenture.
         (e) Section 901 of the Existing Indenture regarding the entering into of supplemental indentures without the consent of holders shall be amended by inserting therein a new Section 901(8) of the Existing Indenture (as set forth in Section 6.01 this Supplemental Indenture).

Section 1.03 Designation and Amount of 2007 Notes.

         The 2007 Notes shall be known and designated as the "6% Notes due 2007." The initial maximum aggregate principal amount of 2007 Notes that may be authenticated and delivered under this Supplemental Indenture shall not exceed $350,000,000 except for 2007 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, 2007 Notes pursuant to Sections 202, 304, 305, 306 or 905 of the Existing Indenture (unless the issue of this series of 2007 Notes is "reopened" pursuant to Section 901(8) of the Existing Indenture (as set forth in Section 6.01 of this Supplemental Indenture) by issuing additional 2007 Notes of such series (the "Additional Notes"), in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Company for the authentication and delivery of the 2007 Notes pursuant to Section 303 of the Existing Indenture.

Section 1.04 Terms; Form of Security.

         The 2007 Notes and the Additional Notes shall together constitute one series for purposes of the Existing Indenture and this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company shall issue any Additional Notes by adopting a Board Resolution in the manner set forth in Section 301 of the Existing Indenture providing for the terms of such issuance. Notwithstanding the foregoing, the 2007 Notes are issuable in fully registered form as Global Notes (unless otherwise permitted by Section 202 of the Existing Indenture) without coupons and shall be in substantially the form of Exhibit A hereto. The 2007 Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, by its execution and delivery of this Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the 2007 Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the 2007 Notes may be listed.

Section 1.05 Payment of Principal and Interest.

         The 2007 Notes shall mature, and the principal of the 2007 Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on May 1, 2007 (the Stated Maturity of principal of the 2007 Notes).

         The 2007 Notes shall bear interest at 6% per annum, from and including April 30, 2002, or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the 2007 Notes shall be payable semiannually in arrears in U.S. Dollars on May 1 and November 1 of each year, commencing on November 1, 2002 (each such date, an "Interest Payment Date" for the purposes of the 2007 Notes under this Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the April 15 or October 15, as the case may be, next preceding such Interest Payment Date (each such date, a "Regular Record Date" for the purposes of the 2007 Notes under this Supplemental Indenture).

         For so long as the 2007 Notes are represented by one or more Global Notes, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such 2007 Notes. In the event that definitive 2007 Notes shall have been issued, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; PROVIDED, that the Company may elect to make such payments at the office of the Paying Agent in The City of New York; and PROVIDED FURTHER, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

         The 2007 Notes shall trade in the Depositary's Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article V of the Existing Indenture) and secondary market trading activity in the 2007 Notes may be required by the Depositary to settle in immediately available funds.

         The 2007 Notes are subject to redemption by the Company in whole or in part in the manner described herein.

Section 1.06 Ranking.

         The 2007 Notes shall be general unsecured obligations of the Company. The 2007 Notes shall rank PARI PASSU in right of payment with all unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

Section 1.07 Security Registrar and Paying Agent.

         The Company hereby initially appoints the Trustee as Paying Agent and Security Registrar for the 2007 Notes. The Company may change the Paying Agent and Security Registrar without prior notice to the Holders of the 2007 Notes, and the Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Security Registrar.

Section 1.08 Sinking Fund.

         The 2007 Notes are not subject to any sinking fund.

                                   ARTICLE II

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01 Definitions.

         (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

         (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Supplemental Indenture shall govern with respect to the 2007 Notes.

         "ADJUSTED TREASURY RATE" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

         "ATTRIBUTABLE DEBT" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semi-annually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the 2007 Notes under the Existing Indenture. Such average shall be weighted by the principal amount of the notes of each series then outstanding. Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated, or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include
(1) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges, or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, the Company may estimate it in any reasonable manner.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2007 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those 2007 Notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations; or (ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "CONSOLIDATED TOTAL ASSETS" means total consolidated assets as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination under Section 4.01(i) of this Supplemental Indenture.

         "CONTROL," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "DEBT" means any debt for borrowed money or any guarantee of such debt.

         "GOVERNMENT SECURITIES" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

         "LIEN" means any mortgage, pledge, security interest or lien to secure or assure payment of Debt.

         "LONG-TERM DEBT" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

         "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive or Senior Vice President or the Principal Accounting Officer (so long as such Principal Accounting Officer is at least a Vice President) of the Company.

         "PRINCIPAL PROPERTY" means (i) any manufacturing facility, whether now or hereafter owned, located in the United States (excluding territories and possessions other than Puerto Rico), except any such facility that in the opinion of the board of directors of the Company or any authorized committee of such board is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries, and (ii) any shares of stock of a Restricted Subsidiary.

         "QUOTATION AGENT" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Company.

         "REDEMPTION DATE" means any date on which the 2007 Notes are redeemed at the option of the Company.

         "REFERENCE TREASURY DEALER" means (i) each of J.P. Morgan Securities Inc., and its successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U. S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

         "RESTRICTED SUBSIDIARY" means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories or possessions other than Puerto Rico) and owns a Principal Property.

         "SALE-LEASEBACK TRANSACTION" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person.

         "WHOLLY-OWNED SUBSIDIARY" of any specified Person means a corporation all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

         "YIELD TO MATURITY" means the yield to maturity on a security at the time of its issuance or at the most recent determination of interest on the security.

Section 2.02 Other Definitions.

                  Term                      Defined in Section
                  ----                      ------------------
            "Additional Notes"                     1.03

Section 2.03 Incorporation by Reference of Trust Indenture Act.

         The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

         "indenture securities" means the 2007 Notes.
         "indenture security holder" means a Holder.
         "indenture to be qualified" means this Supplemental Indenture. "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                   ARTICLE III

                                   REDEMPTION

Section 3.01 Optional Redemption.

         The 2007 Notes shall be subject to redemption, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2007 Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

Section 3.02 Notices to Trustee.

         If the Company elects to redeem the 2007 Notes pursuant to this Article, it shall notify the Trustee in writing of the Redemption Date and the principal amount of 2007 Notes to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the 2007 Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.03 Selection of 2007 Notes To Be Redeemed.

         If fewer than all the 2007 Notes are to be redeemed, the Trustee shall select the 2007 Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding 2007 Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of the 2007 Notes that have denominations larger than $1,000. The 2007 Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Supplemental Indenture that apply to the 2007 Notes called for redemption also apply to portions of the 2007 Notes called for redemption. The Trustee shall notify the Company promptly of the 2007 Notes or portions of the 2007 Notes to be redeemed.

Section 3.04 Notice of Redemption.

         At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the 2007 Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the redemption price and the amount of accrued interest to the Redemption Date;

                  (c) the name and address of the Paying Agent;

                  (d) that the 2007 Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (e) if fewer than all the outstanding the 2007 Notes are to be redeemed, the certificate numbers and principal amounts of the particular the 2007 Notes to be redeemed;

                  (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the 2007 Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

                  (g) the CUSIP number, if any, printed on the 2007 Notes being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the 2007 Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.05 Effect of Notice of Redemption.

         Once notice of redemption is mailed, the 2007 Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such 2007 Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the Redemption Date; provided, however, that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed the 2007 Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption Price.

         Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all 2007 Notes to be redeemed on that date other than the 2007 Notes or portions of the 2007 Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.07 2007 Notes Redeemed in Part.

         Upon surrender of a 2007 Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new 2007 Notes equal in principal amount to the unredeemed portion of the 2007 Notes surrendered.

                                   ARTICLE IV

                                    REMEDIES

Section 4.01 Events of Default.

         The following event of default shall replace the event of default in
Section 501(1) of the Existing Indenture in its entireity and shall be in addition to the other events of default in Section 501 of the Existing Indenture, which shall in all respects be applicable in respect of the 2007 Notes.

         For purposes of the 2007 Notes, Section 501(1) of the Existing Indenture is replaced in its entirety by inserting therein a new Section 501(1) to read as follows:

                  "(1) default in the payment of any interest on any Note of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;".

                                    ARTICLE V

                                    COVENANTS

         The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article Ten of the Existing Indenture, which shall in all respects be applicable in respect of the 2007 Notes.

Section 5.01 Limitation on Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on a Principal Property securing Debt unless one or more of the following exceptions apply:

         (a) the Lien equally and ratably secures the 2007 Notes and the Debt or any other obligation of the Company or a Subsidiary; PROVIDED that any obligation secured by a Lien is not subordinated to the 2007 Notes;

         (b) the Lien secures Debt incurred to finance all or part of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary; PROVIDED that (i) such Lien shall not extend to any other Principal Property owned by the Company or a Restricted Subsidiary at the time the Lien is incurred, except for unimproved real property used for such construction or improvement, and (ii) such Debt shall not be incurred more than 18 months after the later of the acquisition, completion of construction or improvement, or commencement of full operation of the property subject to the Lien;

         (c) the Lien is on property of an entity at the time the entity merges into or consolidates with the Company or a Restricted Subsidiary;

         (d) the Lien is on property at the time such property is acquired by the Company or a Restricted Subsidiary;

         (e) the Lien is on property of a corporation at the time such corporation becomes a Restricted Subsidiary;

         (f) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

         (g) the Lien is in favor of a government or governmental entity and secures (i) payments pursuant to a contract or statute, or (ii) Debt incurred to finance all or part of the purchase price or cost of construction or improvement of the property subject to the Lien;

         (h) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (a) through (g) or extends to property that at the time is not a Principal Property; PROVIDED that (i) such Lien does not extend beyond the property subject to the existing Lien and improvements and construction on such property, and (ii) the amount of the Debt secured by such Lien does not exceed the amount of the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (a) or (f); or

         (i) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Total Assets, excluding (i) Debt secured by a Lien permitted by any of clauses (a) through (h) of this Section and (ii) Debt secured by a Lien incurred prior to the date of the Existing Indenture that would have been permitted by any of those clauses if the Existing Indenture had been in effect at the time the Lien was incurred, and including Attributable Debt for any lease permitted by Section 4.02(d) of this Supplemental Indenture not otherwise permitted by any of clauses (a) through (h) of this Section.

Section 5.02 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction for a Principal Property, unless one or more of the following exceptions apply:

         (a) the lease has a term of three years or less;


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


         (b) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

         (c) the Company or a Restricted Subsidiary under Sections 5.01(b) through (h) of this Supplemental Indenture may create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt for the lease;

         (d) the Company or a Restricted Subsidiary under Section 5.01(i) of this Supplemental Indenture could create a Lien on the Principal Property to secure Debt in an amount at least equal to the Attributable Debt for the lease; or

         (e) the Company or a Restricted Subsidiary, within 180 days of the effective date of the lease, retires Long-Term Debt of the Company or a Restricted Subsidiary in an amount at least equal to the Attributable Debt for the lease, excluding Debt of the Company that is subordinated to the 2007 Notes and Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.01 Issuance of Additional Notes.

         For purposes of the 2007 Notes, Section 901 of the Existing Indenture is hereby amended by inserting therein a new Section 901(8) to read as follows:

                  "(8) to issue additional Notes of any series in the future pursuant to Section 303 of this Indenture; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the applicable series of Notes issued hereunder."

Section 6.02 Trust Indenture Act Controls.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.


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


Section 6.03      Notices.

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                  if to the Company:

                  The Valspar Corporation
                  1101 Third Street South
                  Minneapolis, Minnesota  55415

                  Attention:  Rolf Engh
                  Facsimile:  (612) 375-7313

                  with a copy to:

                  Maslon Edelman Borman & Brand LLP
                  3300 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attention:  Martin R. Rosenbaum

                  if to the Trustee:(312) 336-8840/1

                  Bank One Trust Company, N.A.
                  1 Bank One Plaza
                  Chicago, Illinois 60670
                  Attention:  Corporate Trust Administration
                  Facsimile:  (312) 336-8840/1

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 6.04 When 2007 Notes Disregarded.

         In determining whether the Holders of the required principal amount of 2007 Notes have concurred in any direction, waiver or consent, 2007 Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only 2007 Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only 2007 Notes Outstanding at the time shall be considered in any such determination.


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


Section 6.05 Rules by Trustee, Paying Agent and Security Registrar.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 6.06 Payment on Business Days.

         If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 6.07 Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.08 No Personal Liability of Directors, etc.

         None of the Company's directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company's obligations under the 2007 Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2007 Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2007 Notes.

Section 6.09 Successors.

         All agreements of the Company in the Indenture and the 2007 Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 6.10 Multiple Originals.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 6.11 Table of Contents; Headings.

         The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


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


Section 6.12 Not Responsible for Recitals or Issuance of 2007 Notes.

         The recitals contained herein and in the 2007 Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the 2007 Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the 2007 Notes or for monies paid over to the Company pursuant to this Supplemental Indenture.

Section 6.13 Adoption, Ratification and Confirmation.

The Existing Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.


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


         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                        THE VALSPAR CORPORATION



                                        By:  /s/ Paul C. Reyelts
                                           Name:  Paul C. Reyelts
                                           Title:   Sr. V.P. & CFO



                                        BANK ONE TRUST COMPANY, N.A., as Trustee



                                        By:  /s/ Sharon McGrath
                                           Name:  Sharon McGrath
                                           Title:   Vice President


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